      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 5, 2000
                          REGISTRATION NO. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          WATSON PHARMACEUTICALS, INC.
             (Exact name of Registrant as specified in its charter)

                      NEVADA                                  95-3872914
            (State or other jurisdiction                   (I.R.S. Employer
      of incorporation or organization)                  Identification Number)

                               311 BONNIE CIRCLE,
                                CORONA, CA 92880
               (Address of principal executive offices) (zip code)

                          WATSON PHARMACEUTICALS, INC.
                      EMPLOYEES' 401(K) PROFIT-SHARING PLAN

                            (Full title of the plan)

                                ROBERT C. FUNSTEN
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                          WATSON PHARMACEUTICALS, INC.
                                311 BONNIE CIRCLE
                                CORONA, CA 92880
                     (Name and address of agent for service)

                                 (909) 270-1400
          (Telephone number, including area code, of agent for service)

                                   Copies to:

                              Barry W. Homer, Esq.
                         Brobeck, Phleger & Harrison LLP
                                One Market Plaza
                               Spear Street Tower
                         San Francisco, California 94105

This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission in accordance with Section 8(a) of the Securities Act of 1933 and Rule 462 thereunder.

                         CALCULATION OF REGISTRATION FEE

                                                              Proposed        Proposed
            Title of                                          Maximum         Maximum
           Securities                   Amount                Offering        Aggregate        Amount of
             to be                       to be                 Price           Offering       Registration
           Registered (1)            Registered (2)         per Share (3)     Price (3)        Fee (4)
Common Stock, $.01 par value,        300,000               $43.50          $13,050,000       $3,445.20
issued pursuant to Watson
Pharmaceuticals, Inc. Employees'
401(k) Profit-Sharing Plan (1)

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the Watson Pharmaceuticals, Inc. Employees' 401(k) Profit-Sharing Plan.

(2) This Registration Statement also covers any additional shares of Common Stock that are acquired under the Watson Pharmaceuticals, Inc. Employees' 401(k) Profit-Sharing Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(3) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933 on the basis of the average of the high and low selling price per share of Common Stock of Watson Pharmaceuticals, Inc. on May 26, 2000, as reported by the New York Stock Exchange.

(4)  Registration fee computed pursuant to Rule 457(h)(1).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents of the Registrant filed with the Commission are incorporated by reference:

(a) The description of the Registrant's common stock contained in its Registration Statement on Form 8-A dated April 3, 1992;

(b) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1999;

(c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000; and

(d) The Registrant's Current Reports on Form 8-K.

All reports and definitive proxy or information statements filed pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which designates all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES

Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.751 of the Nevada Revised Statutes authorizes a corporation, under certain circumstances, to indemnify its directors and officers (including reimbursement for expenses incurred). The Registrant has provided for indemnification to the fullest extent permitted by the provisions of the Nevada statute in its Articles of Incorporation and Bylaws.

The Registrant maintains a directors' and officers' liability insurance policy that, subject to the terms and conditions of the policy, provides coverage up to $30,000,000 in the aggregate (subject to a $250,000 retention per loss) arising from any wrongful act (as defined by the policy) committed by a director or officer in his or her capacity as a director or officer. The policy reimburses the Registrant for amounts spent in lawful indemnification of a director or officer or amounts provided by registrant to indemnify its directors and officers as required or permitted by law.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.

Item 8.  EXHIBITS

EXHIBIT NUMBER EXHIBIT

          4.1 Articles of Incorporation of Watson and all amendments thereto, filed as Exhibit 3.1 to Watson's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995 and Exhibit 3.1
                   (A) to Watson's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 and hereby incorporated by reference.

          4.2 Bylaws of Watson, as amended as of December 11, 1998, filed as Exhibit 3.2 to Watson's Registration Statement on Form S-8 filed on January 21, 1999 and hereby incorporated by reference.

          4.3      Agreement and Plan of Merger, among Watson Pharmaceuticals, Inc.,
                   TheraTech, Inc. and The Jazz Merger Corp. dated as of October 23, 1998, incorporated by reference to Appendix A of the Proxy Statement/Prospectus included in the Registration Statement on S-4, Reg. No. 333-68007 and
                   hereby incorporated by reference.

          23.1     Consent of PricewaterhouseCoopers LLP.

          23.2     Consent of Ernst & Young LLP.

          23.3     Consent of Deloitte & Touche LLP.

          24 Power of Attorney. Reference is made to the signature page of this Registration Statement.

          In lieu of including, as an exhibit, an Internal Revenue Service ("IRS") determination letter that the Watson Pharmaceuticals, Inc. Employees' 401(k) Profit-Sharing Plan (the "Plan") is qualified under
          Section 401 of the Internal Revenue Code or an opinion of counsel concerning compliance with the requirements of ERISA, the Registrant undertakes that it has submitted the Plan, as amended, to the IRS in a timely manner for such a determination letter and has made or will make all changes required by the IRS in order to so qualify the Plan.

Item 9.  UNDERTAKINGS.

A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; PROVIDED, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the Registration Statement; and (2) that for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference into the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corona, State of California, on this 5th day of June, 2000.

                                           WATSON PHARMACEUTICALS, INC.

                                           By: /s/ ALLEN Y. CHAO
                                               ---------------------------------
                                               Allen Y. Chao, Ph.D.
                                               Chairman, Chief Executive Officer
                                               and President

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of Watson Pharmaceuticals, Inc., a Nevada corporation, do hereby constitute and appoint Allen Y. Chao, Ph.D., Chairman, Chief Executive Officer and President and Robert C. Funsten, Senior Vice President, General Counsel and Secretary, or any one of them, the lawful attorney-in-fact and agent, each with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulation or requirements of the Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures                                    Title                                     Date
----------                                    -----                                     ----

/s/ ALLEN Y. CHAO                             Chairman, Chief Executive Officer,        June 5, 2000
------------------------------------------    President and Director
Allen Y. Chao, Ph.D.

/s/ MICHAEL E. BOXER                          Senior Vice President and Chief           June 5, 2000
------------------------------------------    Financial Officer (Principal Financial
Michael E. Boxer                              Officer)

/s/ R. CHATO ABAD                             Vice President-Finance (Principal         June 5, 2000
------------------------------------------    Accounting Officer)
R. Chato Abad

/s/ MICHAEL J. FEDIDA                         Director                                  June 5, 2000
------------------------------------------
Michael J. Fedida

/s/ MICHEL J. FELDMAN                         Director                                  June 5, 2000
------------------------------------------
Michel J. Feldman


/s/ ALBERT F. HUMMEL                          Director                                  June 5, 2000
------------------------------------------
Albert F. Hummel

                                              Director                                  ______, 2000
------------------------------------------
Ronald R. Taylor

/S/ ANDREW L. TURNER                          Director                                  June 5, 2000
------------------------------------------
Andrew L. Turner

/s/ FRED G. WEISS                             Director                                  June 5, 2000
------------------------------------------
Fred G. Weiss

WATSON PHARMACEUTICALS, INC. EMPLOYEES' 401(K) PROFIT-SHARING PLAN. Pursuant to the requirements of the Securities Act of 1933, as amended, the Watson Pharmaceuticals, Inc. Employees' 401(k) Profit-Sharing Plan has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corona, State of California, on this 5th day of June, 2000.

                                           WATSON PHARMACEUTICALS, INC.
                                           EMPLOYEES' 401(K) PROFIT-SHARING PLAN


                                           By: /S/ ROBERT C. FUNSTEN
                                               ---------------------------------

                                  EXHIBIT INDEX


EXHIBIT
NUMBER            EXHIBIT
4.1               Articles of Incorporation of Watson and all amendments
                  thereto, filed as Exhibit 3.1 to Watson's Quarterly Report on
                  Form 10-Q for the quarter ended June 30, 1995 and Exhibit 3.1
                  (A) to Watson's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 and hereby incorporated by reference.

4.2               Bylaws of Watson, as amended as of December 11, 1998, filed as
                  Exhibit 3.2 to Watson's Registration Statement on Form S-8 filed on January 21, 1999 and hereby incorporated by reference.

4.3               Agreement and Plan of Merger, among Watson Pharmaceuticals, Inc.,
                  TheraTech, Inc. and The Jazz Merger Corp. dated as of October 23, 1998, incorporated by reference to Appendix A of the Proxy Statement/Prospectus included in the Registration Statement on S-4, Reg. No. 333-68007 and
                  hereby incorporated by reference.

23.1              Consent of PricewaterhouseCoopers LLP.

23.2              Consent of Ernst & Young LLP.

23.3              Consent of Deloitte & Touche LLP.

24                Power of Attorney. Reference is made to the signature page of this
                  Registration Statement.